UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 1, 2009

AMERICAN PATRIOT CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-13270

(Commission File Number)

36-4536633

(IRS Employer Identification No.)

Suite 29 – 303 La Ronge Avenue, La Ronge, Saskatchewan, Canada S0J 1L0

(Address of principal executive offices and Zip Code)

(800) 239-3312

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

Effective September 1, 2009, we dismissed Moore and Associates Chartered, our independent principal accountant, upon being informed by the Securities and Exchange Commission that, on August 27, 2009, the Public Company Accounting Oversight Board (“PCAOB”) had revoked the registration of Moore & Associates because of violations of PCAOB rules and auditing standards in auditing financial statements, PCAOB rules and quality control standards, and Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder, and noncooperation with a Board investigation.

Effective September 1, 2009, we determined to engage the accounting firm of Seale and Beers, CPAs, as our new independent principal accountant. The decision to dismiss Moore and Associates and to appoint Seale and Beers was recommended by our board of directors, which acts as our audit committee.

Moore and Associates’ report on our financial statements for the fiscal year ended December 31, 2008 did not contain an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles, except that the report contained an explanatory paragraph in respect to the substantial doubt about our ability to continue as a going concern. Our financial statements for the fiscal year ended December 31, 2007 were audited by another independent registered public accounting firm who we dismissed as our independent principal accountant effective May 1, 2008 when we engaged Moore and Associates. That report also did not contain an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles, except that the report contained an explanatory paragraph in respect to the substantial doubt about our ability to continue as a going concern.

During our two most recent fiscal years, and in the subsequent interim periods through the date of dismissal of Moore and Associates, there were no disagreements, resolved or not, with Moore and Associates or our prior principal independent accountant, respectively, on any matter of accounting principles or practices, financial statement disclosure, or audit scope and procedures, which disagreement(s), if not resolved to the satisfaction of Moore and Associates or our prior principal independent accountant, respectively, would have caused Moore and Associates or our prior principal independent accountant, respectively, to make reference to the subject matter of the disagreement(s) in connection with its report.  During our two most recent fiscal years, and in the subsequent interim periods through the date of dismissal of Moore and Associates, there were no reportable events (as described in Item 304(a)(1)(v) of Regulation S-K) with Moore and Associates or our prior principal independent accountant, respectively.

We requested that Moore and Associates furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made in this current report on Form 8-K, and if not, stating the respects with which it does not agree. Moore and Associates advised us that it will not be issuing such a letter.

During the fiscal years ended December 31, 2008 and 2007, and in the subsequent interim periods through the date of appointment, we have not consulted with Seale and Beers regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, nor has Seale and Beers provided to us a written report or oral advice that Seale and Beers concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue. In addition, during such periods, we have not consulted with Seale and Beers regarding any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN PATRIOT CORP.

By:

/s/ Colt Wohlers

Colt Wohlers

President, Chief Executive Officer,

Chief Financial Officer and Director

(Principal Executive Officer and Principal Financial Officer)

Date: September 04, 2009